UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2014 (December 9, 2014)

NEW YORK GLOBAL INNOVATIONS INC.
 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE
 (State or Other Jurisdiction of Incorporation)

000-24431	84-1417774
(Commission File Number)	(IRS Employer Identification No.)

18 East 16th Street, Suite 307, New York, NY	10003
(Address of Principal Executive Offices)	(Zip Code)

(646) 233-1454

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Chief Executive Officer

On December 9, 2014, New York Global Innovations Inc., or the Company, notified Mr. Tal Gilat, the Company’s Chief Executive Officer, of the termination of his engagement with the Company. In accordance with his employment agreement, Mr. Gilat is entitled to a thirty-day notice period. Accordingly, his engagement with the Company will be terminated on January 8, 2015. The termination was not due to any disagreement by or with Mr. Gilat on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK GLOBAL INNOVATIONS INC.

By:	/s/ Chanan Morris
Name:	Chanan Morris
Title:	Chief Financial Officer

Date:  December 15, 2014